KIRKLAND ALBRECHT
&  FREDRICKSON, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

June 22,2006

Hansen, Barnett & Maxwell
5 Triad Center
55 North 300 West, Suite 750
Salt Lake City, UT 841 80

RE:  U.S. Mills, Inc.

Gentlemen:

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of our financial statements of U.S. Mills, Inc. as of and for the nine months ended September 30, 2005 and 2004 and our audit report dated February 8, 2005 for the years ended December 3 1, 2004 and 2003.

We also consent to the use of our name and the reference to us in the Index to Financial Statements.

Sincerely,

/s/ Kirkland Albrecht & Fredrickson, P.C.

Kirkland Albrecht & Fredrickson, P.C.

cc:  Charles Verde, U.S. Mills, Inc.
Stephen Radusch, Sunset Brands, Inc.